EXHIBIT 24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of Chesapeake Energy Corporation (hereinafter, the “Company”), hereby severally constitute and appoint Aubrey K. McClendon, Tom L. Ward and Marcus C. Rowland, and each of them, severally, our true and lawful attorneys-in-fact and agents, each with full power to act without the other and with full power of substitution and resubstitution, to sign for us, in our names as officers or directors, or both, of the Company, and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the securities offered pursuant to this Registration Statement on Form S-8, including any amendments to this Registration Statement on Form S-8 or otherwise (including post-effective amendments), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

DATED this 26th day of September, 2003

/s/ Aubrey K. McClendon Aubrey K. McClendon, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	/s/ Tom L. Ward Tom L. Ward, President, Chief Operating Officer and Director (Principal Executive Officer)

/s/ Marcus C. Rowland Marcus C. Rowland, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ Michael A. Johnson Michael A. Johnson, Senior Vice President—Accounting (Principal Accounting Officer)

/s/ Frank Keating Frank A. Keating	/s/ Breene M. Kerr Breene M. Kerr, Director

/s/ Charles T. Maxwell Charles T. Maxwell, Director	/s/ Shannon Self Shannon T. Self, Director

/s/ Frederick B. Whittemore Frederick B. Whittemore, Director